Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 27, 2015, relating to the financial statements which appear in the June 30, 2015, Annual Report to Shareholders of the Nuveen NWQ Global Equity Income Fund and Nuveen Tradewinds Value Opportunities Fund (each a series of Nuveen Investment Trust), our report dated September 25, 2015, relating to the financial statements which appear in the July 31, 2016, Annual Report to Shareholders of the Nuveen Tradewinds Global All-Cap Fund (a series of Nuveen Investment Trust II) and our report dated February 25, 2016, relating to the financial statements which appear in the December 31, 2015, Annual Report to Shareholders of the Nuveen Global Equity Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings “Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

August 5, 2016